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                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated July 27, 1998, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., First Allmerica Financial Life Insurance Company and VeraVest Investments, Inc., (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend Schedule A of the Agreement to address a logo change;

     NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  January 1, 2003.

                                           AIM VARIABLE INSURANCE FUNDS

Attest:   /s/ Nancy L. Martin              By:     /s/ Carol F. Relihan
         ----------------------------              --------------------------
Name:    Nancy L. Martin                   Name:   Carol F. Relihan
Title:   Assistant Secretary               Title:  Senior Vice President

(SEAL)
                                           A I M DISTRIBUTORS, INC.

Attest:  /s/ Nancy L. Martin               By:     /s/ Michael J. Cemo
         ----------------------------              --------------------------
Name:    Nancy L. Martin                   Name:   Michael J. Cemo
Title:   Assistant Secretary               Title:  President

(SEAL)
                                           FIRST ALLMERICA FINANCIAL
                                           LIFE INSURANCE COMPANY

Attest:  /s/ Sarah Latorre                 By:     /s/ Mark Hug
         ----------------------------              --------------------------

Name:    Sarah Latorre                     Name:   Mark Hug
         ----------------------------              --------------------------

Title:   Administrator                     Title:  President
         ----------------------------              --------------------------


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                                      VERAVEST INVESTMENTS, INC.
                                      (formerly Allmerica Investments, Inc.)


Attest:                               By:    /s/ Richard M. LaVista
        -------------------------               ----------------------

Name:                                 Name:  Richard M. LaVista
        -------------------------

Title:                                Title: President
        -------------------------


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                               SCHEDULE A

                       AIM LOGO GRAPHIC STANDARDS

                    LOGO COLORS

                    ONE COLOR - both the box and the word Investments print black with a white Chevron and White AIM inside the box.

                    TWO COLORS - in printed versions of the logo, the preferred usage is ALWAYS two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.

                    FOUR COLOR PROCESS - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word Investments prints solid black.


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